Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Corteva, Inc.

(Exact Name of Registrant as Specified in its Charter)

EIDP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Corteva, Inc.
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share		(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares		(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities		(1)	(1)	(1)	(2)	(2)
	Other	Guarantees of Debt Securities of EIDP, Inc.		(1)	(1)	(1)	(2)	(2)
	Other	Warrants		(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts		(1)	(1)	(1)	(2)	(2)
	Other	Purchase Units		(1)	(1)	(1)	(2)	(2)
	Other	Subscription Rights		(1)	(1)	(1)	(2)	(2)
		EIDP, Inc.
	Debt	Debt Securities		(1)	(1)	(1)	(2)	(2)
	Other	Guarantees of Debt Securities of Corteva, Inc.		(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts							—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)
The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of registration fees. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees of the debt securities being registered.